Exhibit 99.2

PART 1:  FINANCIAL INFORMATION

Item 1.  Financial Statements

Precision Castparts Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In millions, except per share data)

	Three Months Ended
	9/28/03	9/29/02

Net sales	$476.3	$515.2
Cost of goods sold	361.8	390.6
Selling and administrative expenses	46.6	47.4
Provision for restructuring	8.5	11.0
Other income	—	(14.5)
Interest expense, net	12.4	14.3

Income before income taxes and minority interest	47.0	66.4
Provision for income taxes	17.7	24.7
Minority interest in earnings of consolidated entities	(0.2)	—

Net income from continuing operations	29.1	41.7
Loss from discontinued operations, net of tax	14.6	15.3

Net income	$14.5	$26.4

Net income per share from continuing operations – basic	$0.55	$0.80
Net loss per share from discontinued operations – basic	0.28	0.30

	$0.27	$0.50

Net income per share from continuing operations – diluted	$0.54	$0.79
Net loss per share from discontinued operations – diluted	0.27	0.29

	$0.27	$0.50

Cash dividends paid per common share	$0.03	$0.03

See Notes to the Interim Consolidated Financial Statements on page 6.

	Six Months Ended
	9/28/03	9/29/02

Net sales	$952.0	$1,082.8
Cost of goods sold	730.8	830.1
Selling and administrative expenses	84.1	94.4
Provision for restructuring	8.5	11.0
Other income	—	(14.5)
Interest expense, net	25.5	28.9

Income before income taxes and minority interest	103.1	132.9
Provision for income taxes	38.5	48.7
Minority interest in earnings of consolidated entities	(0.2)	—

Net income from continuing operations	64.4	84.2
Loss from discontinued operations, net of tax	15.6	16.5

Net income	$48.8	$67.7

Net income per share from continuing operations – basic	$1.22	$1.61
Net loss per share from discontinued operations – basic	0.30	0.32
	$0.92	$1.29

Net income per share from continuing operations – diluted	$1.20	$1.59
Net loss per share from discontinued operations – diluted	0.29	0.31
	$0.91	$1.28

Cash dividends paid per common share	$0.06	$0.06

See Notes to the Interim Consolidated Financial Statements on page 6.

Precision Castparts Corp. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	(Unaudited)
	9/28/03	3/30/03
ASSETS
Current assets:
Cash and cash equivalents	$30.6	$28.7
Receivables, net	320.5	334.5
Inventories	360.7	347.5
Prepaid expenses	17.3	14.4
Income tax receivable	—	22.4
Deferred income taxes	40.1	38.4
Total current assets	769.2	785.9

Property, plant and equipment, at cost	1,094.4	1,049.1
Less – accumulated depreciation	(506.9)	(469.9)
Net property, plant and equipment	587.5	579.2

Goodwill, net	992.5	983.6
Acquired intangible assets, net	8.0	8.3
Deferred income taxes	25.0	27.8
Other assets	68.4	82.4

	$2,450.6	$2,467.2

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Short-term borrowings	$58.1	$79.7
Long-term debt currently due	100.1	80.3
Accounts payable	200.6	220.7
Accrued liabilities	218.4	229.8
Income taxes payable	20.2	14.3
Total current liabilities	597.4	624.8

Long-term debt	480.5	532.1
Pension and other postretirement benefit obligations	194.5	210.1
Other long-term liabilities	40.2	38.5
Total liabilities	1,312.6	1,405.5

Shareholders’ investment:
Common stock	53.0	52.8
Paid-in capital	234.8	228.9
Retained earnings	895.4	849.7
Accumulated comprehensive loss:
Foreign currency translation	19.7	(2.2)
Derivatives qualifying as hedges	(6.3)	(8.9)
Minimum pension liability	(58.6)	(58.6)
Total shareholders’ investment	1,138.0	1,061.7

	$2,450.6	$2,467.2

See Notes to the Interim Consolidated Financial Statements on page 6.

Precision Castparts Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	9/28/03	9/29/02

Cash flows from operating activities:
Net income from continuing operations	$64.4	$84.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.4	39.7
Deferred taxes	1.1	(3.5)
Changes in assets and liabilities, net of effects of acquisitions and dispositions of businesses:
Receivables	5.0	(10.3)
Inventories	(26.3)	18.1
Other current assets	18.6	(0.6)
Payables, accruals and current taxes	(18.8)	(56.4)
Other non-current assets and liabilities	(16.1)	15.1

Net cash provided by operating activities	68.3	86.3

Cash flows from investing activities:
Capital expenditures	(28.0)	(34.5)
Proceeds from divestitures	14.3	—
Other investing activities, net	3.5	3.5

Net cash used by investing activities	(10.2)	(31.0)

Cash flows from financing activities:
Net change in short-term borrowings	(22.5)	1.0
Repayment of long-term debt	(40.0)	(60.3)
Proceeds from exercise of stock options	6.1	1.8
Cash dividends	(3.1)	(3.1)
Other financing activities, net	3.7	2.5

Net cash used by financing activities	(55.8)	(58.1)

Net cash used by discontinued operations	(0.4)	(0.1)

Net increase (decrease) in cash and cash equivalents	1.9	(2.9)
Cash and cash equivalents at beginning of period	28.7	38.1

Cash and cash equivalents at end of period	$30.6	$35.2

See Notes to the Interim Consolidated Financial Statements on page 6.

Notes to the Interim Consolidated Financial Statements

(In millions, except per share data)

(1)                                 Basis of presentation

The interim consolidated financial statements have been prepared by Precision Castparts Corp. (“PCC” or the “Company”), without audit and subject to year-end adjustment, in accordance with generally accepted accounting principles, except that certain information and footnote disclosures made in the latest annual report have been condensed or omitted for the interim statements.  Certain costs are estimated for the full year and allocated in interim periods based on estimates of operating time expired, benefit received, or activity associated with the interim period.  The consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair representation of the results for the interim periods.  Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

(2)                                 Stock-based compensation

The Company accounts for stock-based employee compensation in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  The following table illustrates the effect on net income and earnings per share if the Company had elected to recognize compensation expense based on the fair value of the stock options granted at the grant dates as prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation.”

	Three Months Ended		Six Months Ended
	9/28/03	9/29/02	9/28/03	9/29/02

Net income as reported	$14.5	$26.4	$48.8	$67.7
Add: Stock-based compensation, net of tax, included in net income as reported	—	1.1	—	1.1
Deduct: Stock-based compensation, net of tax, as determined under fair value based method for all awards	(1.7)	(1.9)	(5.4)	(4.1)

Pro forma net income	$12.8	$25.6	$43.4	$64.7

Net income per share – basic:
Reported	$0.27	$0.50	$0.92	$1.29
Pro forma	$0.24	$0.49	$0.82	$1.24

Net income per share – diluted:
Reported	$0.27	$0.50	$0.91	$1.28
Pro forma	$0.24	$0.49	$0.81	$1.22

(3)                                 Discontinued Operations

In fiscal 2003, PCC incurred charges associated with the closure or sale of certain businesses within its Fluid Management Products and Industrial Products segments.  The PCC Olofsson and Eldorado machine businesses were closed and the Eldorado gundrill tooling business was sold.  In addition, the Company sold its controlling interest in Design Technologies International (“DTI”) and certain intangible assets of Olofsson to minority shareholders of DTI.  The closure or sale of these operations was in response to a steady and continual decline in the machine tool industry over the past several years.  In addition, PCC closed STW Composites (“STW”) as it was deemed to be a non-core business to PCC.  In the fourth quarter of fiscal 2003, PCC also entered into agreements to sell Barber Industries and Fastener Engineers & Lewis Machine (“FELM”), which were sold in fiscal 2004, and began actively marketing PCC Superior Fabrication for sale.  The performance of these businesses was not consistent with the Company’s long-term strategy for profitable growth.

In the second quarter of fiscal 2004, the Company decided to sell Newmans, a valve distribution company within the Fluid Management Products segment.  It was determined that Newmans’ distribution business did not fit with PCC’s manufacturing-focused operations and was not performing to the Company’s expectations.

Olofsson, Eldorado, DTI, STW, Superior Fabrication, FELM, Barber and Newmans each meet the criteria as a component of an entity under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Accordingly, the operating results of these businesses are presented in the Company’s Consolidated Statements of Income as discontinued operations, net of income tax, and all prior periods have been reclassified.  The components of discontinued operations for the periods presented are as follows:

	Three Months Ended		Six Months Ended
	9/28/03	9/29/02	9/28/03	9/29/02

Net sales:
Fluid Management Products	$6.4	$13.9	$13.7	$28.5
Industrial Products	1.3	8.8	2.9	16.2

	$7.7	$22.7	$16.6	$44.7

Net loss from operations before income taxes	(3.2)	(1.8)	(4.6)	(3.6)
Income tax benefit	1.3	0.7	1.8	1.3

Net loss from operations	(1.9)	(1.1)	(2.8)	(2.3)
Disposal expense, net	(12.7)	(14.2)	(12.8)	(14.2)

Loss from discontinued operations, net	$(14.6)	$(15.3)	$(15.6)	$(16.5)

The Company recorded disposal expenses that include amounts related to the write down of remaining inventory and property, plant and equipment to fair value less cost to sell, the write down of accounts receivable and other current assets to net realizable value, and provides for incremental costs directly related to the closure or sale of the businesses, such as pension, severance and lease termination costs.

Included in the Consolidated Balance Sheet at September 28, 2003 are the following major classes of assets and liabilities associated with the discontinued operations after adjustment for write-downs to fair value less cost to sell:

Current assets	$8.3
Net property, plant and equipment	7.8
Other assets	0.1
Current liabilities	8.2

(4)                                 Restructuring Charges

The Company recorded $8.5 million of restructuring charges in the second quarter of fiscal 2004 primarily for severance associated with headcount reductions at PCC’s investment castings operations in the United Kingdom and the Company’s forging operations in the United Kingdom and Houston, Texas.  The reductions were in response to reduced demand for commercial aerospace and industrial gas turbine products.  The restructuring plans call for termination of approximately 435 employees through the first quarter of fiscal 2004.

The Company established an $11.0 million reserve in the second quarter of fiscal 2003 pursuant to restructuring plans to downsize operations throughout the Company as a result of the continued decline in both the commercial aerospace and power generation markets, coupled with softness in the general industrial markets.  The reserve consisted of $10.2 million for employee severance and $0.8 million for other exit costs, including leasehold termination payments and other contractual obligations resulting from the restructuring activities.  These restructuring plans provided for terminations of approximately 970 employees.

The restructuring reserve balances and associated activity for the six months ended September 28, 2003, were as follows:

	Balance at 3/30/03	New charges	Cash payments	Non-cash adjustments	Balance at 9/28/03
Severance	$14.4	$8.5	$(13.8)	$0.3	$9.4
Other	5.3	—	(0.7)	0.1	4.7

	$19.7	$8.5	$(14.5)	$0.4	$14.1

(5)                                 Other Income

Other income of $14.5 million was recorded in the second quarter of fiscal 2003 as a result of two insurance settlements.  The first settlement of $13.6 million related to environmental issues for which a reserve had been established previously at Wyman-Gordon.  The second settlement of $0.9 million resulted from a judgment on a claim related to Wyman-Gordon’s benefit plans.

(6)                                 Inventories

Inventories consisted of the following:

	9/28/03	3/30/03

Raw materials and supplies	$117.2	$106.2
Work-in-process	130.3	152.7
Finished goods	89.1	67.9
	336.6	326.8
LIFO provision	24.1	20.7

	$360.7	$347.5

(7)                                 Goodwill and Acquired Intangibles

Effective April 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”  This statement changed the accounting for goodwill and indefinite-lived intangible assets from an amortization approach to an impairment-only approach.  The SFAS No. 142 goodwill impairment model is a two-step approach that must be completed at least annually.  The first step of the model requires a comparison of the book value of net assets to the estimated fair value of the related operations that have goodwill assigned to them.  If fair value is determined to be less than book value, a second step is performed to compute the amount of impairment.  In this process, the fair value of goodwill is determined, based in part on the fair value of the operations used in the first step, and is then compared to its carrying value.  If the fair value of goodwill is less than the carrying value, the shortfall represents the amount of goodwill impairment.

The Company completed its transitional goodwill assessment test during the second quarter of fiscal 2004, and it was determined that the fair value of the related operations was greater than book value.  As a result, no write-down for impairment of goodwill was required.

The changes in the carrying amount of goodwill by reportable segment for the six months ended September 28, 2003, were as follows:

	March 30, 2003	Currency Translation and Other	Discontinued Operations	September 28, 2003

Investment Cast Products	$124.4	$1.2	$—	$125.6
Forged Products	493.2	8.3	—	501.5
Fluid Management Products	274.6	1.7	(2.3)	274.0
Industrial Products	91.4	—	—	91.4

Balance at September 28, 2003	$983.6	$11.2	$(2.3)	$992.5

The gross carrying amount and accumulated amortization of the Company’s acquired intangible assets were as follows:

	9/28/03		3/30/03
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Territory access rights	$5.8	$(0.3)	$5.8	$(0.2)
Non-compete agreements	1.5	(0.4)	1.5	(0.3)
Customer base	1.6	(0.2)	1.6	(0.1)

	$8.9	$(0.9)	$8.9	$(0.6)

Amortization expense for acquired intangible assets during the second quarter of fiscal 2004 was $0.1 million.  Amortization expense related to finite-lived intangible assets is projected to be $0.6 million for fiscal 2004.  Projected amortization expense for the succeeding five fiscal years is as follows:

Fiscal Year	Estimated Amortization Expense
2005	$0.6
2006	$0.5
2007	$0.6
2008	$0.5
2009	$0.3

(8)                                 Guarantees

In the ordinary course of business, the Company warrants its products against defects in design, materials and workmanship over various time periods.  The warranty accrual as of September 28, 2003 and March 30, 2003 is immaterial to the financial position of the Company, and the change in the accrual for the current quarter and first six months of fiscal 2004 is immaterial to the Company’s results of operations and cash flows.

In conjunction with certain transactions, primarily divestitures, the Company may provide routine indemnifications (e.g., retention of previously existing environmental and tax liabilities) with terms that range in duration and often are not explicitly defined.  Where appropriate, an obligation for such indemnifications is recorded as a liability.  Because the obligated amounts of these types of indemnifications often are not explicitly stated, the overall maximum amount of the obligation under such indemnifications cannot be reasonably estimated.  Other than obligations recorded as liabilities at the time of divestiture, the Company has not historically made significant payments for these indemnifications.

(9)                                 Earnings per share

The weighted average number of shares outstanding used to compute earnings per share are as follows:

	Three Months Ended		Six Months Ended
	9/28/03	9/29/02	9/28/03	9/29/02

Basic weighted average shares outstanding	52.9	52.4	52.9	52.3
Dilutive stock options	1.1	0.3	0.9	0.7
Average shares outstanding assuming dilution	54.0	52.7	53.8	53.0

Stock options that were not dilutive were excluded from computations of diluted earnings per common share amounts.  For the three and six months ended September 28, 2003, stock options to purchase 0.9 million and 0.9 million shares, respectively, were not dilutive.  For the three and six months ended September 29, 2002, stock options to purchase 1.4 million and 1.1 million shares, respectively, were not dilutive.  These shares were excluded from the computation of diluted earnings per share because the average market price was less than the exercise price of the shares.  However, these shares may be dilutive in future periods.

(10)                          Comprehensive Income

Comprehensive income consisted of the following:

	Three Months Ended		Six Months Ended
	9/28/03	9/29/02	9/28/03	9/29/02

Net income	$14.5	$26.4	$48.8	$67.7

Other comprehensive income (expense), net of tax:

Unrealized translation adjustments	6.3	0.3	21.9	25.8

Unrealized gain (loss) on derivatives:
Net change from periodic revaluations	0.1	(4.2)	(0.7)	(8.4)
Net amount reclassified to income	1.7	1.9	3.3	3.8
	1.8	(2.3)	2.6	(4.6)

Total comprehensive income	$22.6	$24.4	$73.3	$88.9

(11)                          New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This statement requires that obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs be recognized when they are incurred and displayed as liabilities.  SFAS No. 143 was effective for the Company beginning April 1, 2003.  Implementation of this standard did not have an impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statement no. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  SFAS No. 145, which updates, clarifies and simplifies existing accounting pronouncements, addresses the reporting of debt extinguishments and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  The Company adopted the provisions of SFAS no. 145 effective March 31, 2003.  Implementation of SFAS No. 145 did not have a material impact on the Company’s financial statements.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.”  EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities.  EITF No. 00-21 was effective for interim periods beginning after June 15, 2003.  The Company does not expect the application of the provisions of EITF No. 00-21 to have a material effect on the Company’s financial condition or results of operations.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities,” which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” relating to consolidation of certain entities.  FIN No. 46 requires identification of the Company’s participation in variable interest entities (“VIE”), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit them to operate on a standalone basis, or whose equity holders lack certain characteristics of a controlling financial interest.  For entities identified as VIE, FIN No. 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE, if any, bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns.  FIN No. 46 also sets forth certain disclosures regarding interests in VIE that are deemed significant, even if consolidation is not required.  This interpretation applies immediately to VIE created or in which a company obtains an interest after January 31, 2003.  For interests in VIE acquired before February 1, 2003, FIN No. 46 applies in the first interim period beginning after December 15, 2003.  The provisions of this interpretation are not expected to result in any material accounting or disclosure requirement for the Company.

(12)                          Segment information

The Company’s operations are classified into four reportable business segments: Investment Cast Products, Forged Products, Fluid Management Products and Industrial Products.  The Company’s four reportable business segments are identified separately based on fundamental differences in their operations.

	Three Months Ended
	9/28/03	9/29/02
Net sales:
Investment Cast Products	$247.0	$265.4
Forged Products	121.8	140.2
Fluid Management Products	75.7	78.3
Industrial Products	31.8	31.3

Total net sales	$476.3	$515.2

Operating income (loss):
Investment Cast Products	$47.0	$53.9
Forged Products	15.8	21.5
Fluid Management Products	7.6	8.0
Industrial Products	4.5	2.5
Corporate expense	(7.0)	(8.7)

Total operating income	67.9	77.2

Provision for restructuring	8.5	11.0
Other income	—	14.5
Interest expense, net	12.4	14.3

Income before income taxes and minority interest	$47.0	$66.4

	Six Months Ended
	9/28/03	9/29/02
Net sales:
Investment Cast Products	$491.5	$566.5
Forged Products	248.1	295.4
Fluid Management Products	149.0	157.7
Industrial Products	63.4	63.2

Total net sales	$952.0	$1,082.8

Operating income (loss):
Investment Cast Products	$90.4	$112.4
Forged Products	32.0	40.8
Fluid Management Products	16.0	15.5
Industrial Products	8.9	4.5
Corporate expense	(10.2)	(14.9)

Total operating income	137.1	158.3

Provision for restructuring	8.5	11.0
Other income	—	14.5
Interest expense, net	25.5	28.9

Income before income taxes and minority interest	$103.1	$132.9

(13)         Condensed Consolidating Financial Statements

The following condensed consolidating financial statements present, in separate columns, financial information for (i) Precision Castparts Corp. (on a parent only basis) with its investment in its subsidiaries recorded under the equity method, (ii) guarantor subsidiaries expected to guarantee certain securities to be issued in connection with proposed financing arrangements for the Company’s proposed acquisition of SPS Technologies, Inc., on a combined basis, with any investments in non-guarantor subsidiaries recorded under the equity method, (iii) direct and indirect non-guarantor subsidiaries on a combined basis, (iv) the eliminations necessary to arrive at the information for the Company and its subsidiaries on a consolidated basis, and (v) the Company on a consolidated basis, in each case as of September 28, 2003 and March 30, 2003 and for the three and six months ended  September 28, 2003 and September 29, 2002.  The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary.  The guarantor subsidiaries include the Company’s domestic subsidiaries within the Investment Cast Products, Forged Products and Industrial Products segments that are 100% owned, directly or indirectly, by the Company within the meaning of Rule 3-10(h)(1) of Regulation S-X.  There are no contractual restrictions limiting transfers of cash from guarantor and non-guarantor subsidiaries to the Company.  The condensed consolidating financial statements are presented herein, rather than separate financial statements for each of the guarantor subsidiaries, because management believes that separate financial statements relating to the guarantor subsidiaries are not material to investors.

Condensed Consolidating Statements of Income

Three Months Ended September 28, 2003

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net sales	$—	$342.5	$135.7	$(1.9)	$476.3
Cost of goods sold	—	257.7	106.0	(1.9)	361.8
Selling and administrative expenses	7.0	18.9	20.7	—	46.6
Provision for restructuring	—	(0.2)	8.7	—	8.5
Impairment of long-lived assets	—	—	—	—	—
Other (income) expense	(1.9)	—	1.9	—	—
Interest expense (income), net	3.2	10.2	(1.0)	—	12.4
Equity in earnings of subsidiaries	(14.6)	2.7	—	11.9	—

Income (loss) before income tax and minority interest	6.3	53.2	(0.6)	(11.9)	47.0
Income tax (benefit) expense	(8.2)	23.9	2.0	—	17.7
Minority interest	—	—	(0.2)	—	(0.2)

Net income (loss) from continuing operations	14.5	29.3	(2.8)	(11.9)	29.1

Discontinued operations, net	—	—	14.6	—	14.6

Net income (loss)	$14.5	$29.3	$(17.4)	$(11.9)	$14.5

Condensed Consolidating Statements of Income

Three Months Ended September 29, 2002

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net sales	$—	$373.4	$144.3	$(2.5)	$515.2
Cost of goods sold	—	283.8	109.3	(2.5)	390.6
Selling and administrative expenses	9.1	18.2	20.1	—	47.4
Provision for restructuring	0.8	2.0	8.2	—	11.0
Impairment of long-lived assets	—	—	—	—	—
Other (income) expense	(3.1)	(14.5)	3.1	—	(14.5)
Interest expense, net	5.4	10.5	(1.6)	—	14.3
Equity in earnings of subsidiaries	(22.5)	5.0	—	17.5	—

Income (loss) before income tax and minority interest	10.3	68.4	5.2	(17.5)	66.4
Income tax (benefit) expense	(16.1)	43.9	(3.1)	—	24.7
Minority interest	—	—	—	—	—

Net income (loss) from continuing operations	26.4	24.5	8.3	(17.5)	41.7

Discontinued operations, net	—	15.1	0.2	—	15.3

Net income (loss)	$26.4	$9.4	$8.1	$(17.5)	$26.4

Condensed Consolidating Statements of Income

Six Months Ended September 28, 2003

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net sales	$—	$679.4	$277.0	$(4.4)	$952.0
Cost of goods sold	—	516.9	218.3	(4.4)	730.8
Selling and administrative expenses	10.2	34.6	39.3	—	84.1
Provision for restructuring	—	(0.2)	8.7	—	8.5
Impairment of long-lived assets	—	—	—	—	—
Other (income) expense	(5.2)	—	5.2	—	—
Interest expense (income), net	7.4	20.3	(2.2)	—	25.5
Equity in earnings of subsidiaries	(49.5)	7.5	—	42.0	—

Income (loss) before income tax and minority interest	37.1	100.3	7.7	(42.0)	103.1
Income tax (benefit) expense	(11.7)	47.2	3.0	—	38.5
Minority interest	—	—	(0.2)	—	(0.2)

Net income (loss) from continuing operations	48.8	53.1	4.5	(42.0)	64.4

Discontinued operations, net	—	0.1	15.5	—	15.6

Net income (loss)	$48.8	$53.0	$(11.0)	$(42.0)	$48.8

Condensed Consolidating Statements of Income

Six Months Ended September 29, 2002

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net sales	$—	$798.4	$294.1	$(9.7)	$1,082.8
Cost of goods sold	—	613.9	225.9	(9.7)	830.1
Selling and administrative expenses	15.3	39.9	39.2	—	94.4
Provision for restructuring	0.8	2.0	8.2	—	11.0
Impairment of long-lived assets	—	—	—	—	—
Other (income) expense	(6.2)	(14.5)	6.2	—	(14.5)
Interest expense, net	11.6	21.9	(4.6)	—	28.9
Equity in earnings of subsidiaries	(65.1)	4.6	—	60.5	—

Income (loss) before ncome tax and minority interest	43.6	130.6	19.2	(60.5)	132.9
Income tax (benefit) expense	(24.1)	71.7	1.1	—	48.7
Minority interest	—	—	—	—	—

Net income (loss) from continuing operations	67.7	58.9	18.1	(60.5)	84.2

Discontinued operations, net	—	16.1	0.4	—	16.5

Net income (loss)	$67.7	$42.8	$17.7	$(60.5)	$67.7

Condensed Consolidating Balance Sheets

September 28, 2003

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Assets
Current assets:
Cash and cash equivalents	$6.7	$2.0	$21.9	$—	$30.6
Receivables	182.4	66.8	260.6	(189.3)	320.5
Inventories	—	208.8	151.9	—	360.7
Prepaid expenses	2.6	5.7	9.0	—	17.3
Income tax receivable	—	—	1.1	(1.1)	—
Deferred income taxes	10.5	23.3	6.3	—	40.1

Total current assets	202.2	306.6	450.8	(190.4)	769.2

Property, plant and equipment, net	0.8	362.1	224.6	—	587.5
Goodwill	—	579.6	412.9	—	992.5
Deferred income taxes	16.5	2.0	6.5	—	25.0
Investments in subsidiaries	2,124.6	83.0	—	(2,207.6)	—
Other assets	55.1	7.0	14.5	(0.2)	76.4

	$2,399.2	$1,340.3	$1,109.3	$(2,398.2)	$2,450.6

Liabilities and Shareholders Investment
Current liabilities:
Short-term borrowings	$—	$—	$58.1	$—	$58.1
Long-term debt currently due	100.0	—	0.1	—	100.1
Accounts payable	16.8	234.7	138.4	(189.3)	200.6
Accrued liabilities	22.2	129.7	67.6	(1.1)	218.4
Income taxes payable	21.3	—	—	(1.1)	20.2

Total current liabilities	160.3	364.4	264.2	(191.5)	597.4

Long-term debt	470.0	—	10.5	—	480.5
Pension and other postretirement benefit obligations	78.3	101.7	14.5	—	194.5
Other long-term liabilities	4.3	23.9	12.2	(0.2)	40.2

Shareholders’ investment:
Common stock and paid-in capital	287.8	1,070.9	666.9	(1,737.8)	287.8
Retained earnings	1,408.2	(179.8)	135.7	(468.7)	895.4
Accumulated other comprehensive loss	(9.7)	(40.8)	5.3	—	(45.2)

Total shareholders’ investment	1,686.3	850.3	807.9	(2,206.5)	1,138.0

	$2,399.2	$1,340.3	$1,109.3	$(2,398.2)	$2,450.6

Condensed Consolidating Balance Sheets

March 30, 2003

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Assets
Current assets:
Cash and cash equivalents	$7.5	$0.1	$21.1	$—	$28.7
Receivables	183.4	31.2	284.8	(164.9)	334.5
Inventories	—	201.3	146.2	—	347.5
Prepaid expenses	2.4	3.9	8.1	—	14.4
Income tax receivable	21.3	—	1.1	—	22.4
Deferred income taxes	8.9	23.2	6.3	—	38.4

Total current assets	223.5	259.7	467.6	(164.9)	785.9

Property, plant and equipment, net	0.8	383.2	195.2	—	579.2
Goodwill	—	579.6	404.0	—	983.6
Deferred income taxes	25.9	2.0	—	(0.1)	27.8
Investments in subsidiaries	2,075.1	83.0	—	(2,158.1)	—
Other assets	56.0	20.1	14.7	(0.1)	90.7

	$2,381.3	$1,327.6	$1,081.5	$(2,323.2)	$2,467.2

Liabilities and
Shareholders Investment
Current liabilities:
Short-term borrowings	$—	$—	$79.7	$—	$79.7
Long-term debt currently due	80.0	0.2	0.1	—	80.3
Accounts payable	12.4	256.2	117.0	(164.9)	220.7
Accrued liabilities	32.1	134.8	64.0	(1.1)	229.8
Income taxes payable	5.9	—	8.4	—	14.3

Total current liabilities	130.4	391.2	269.2	(166.0)	624.8

Long-term debt	530.0	1.5	0.6	—	532.1
Pension and other postretirement benefit obligations	81.9	113.6	14.6	—	210.1
Other long-term liabilities	7.2	23.9	7.6	(0.2)	38.5

Shareholders’ investment:
Common stock and paid-in capital	281.7	1,070.9	659.4	(1,730.3)	281.7
Retained earnings	1,362.5	(232.8)	146.7	(426.7)	849.7
Accumulated other comprehensive loss	(12.4)	(40.7)	(16.6)	—	(69.7)

Total shareholders’ investment	1,631.8	797.4	789.5	(2,157.0)	1,061.7

	$2,381.3	$1,327.6	$1,081.5	$(2,323.2)	$2,467.2

Condensed Consolidating Statements of Cash Flows

Six Months Ended September 28, 2003

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net cash provided (used) by operating activities	$33.7	$59.9	$29.2	$(54.5)	$68.3

Acquisitions of businesses	—	—	—	—	—
Capital expenditures	(0.2)	(14.9)	(12.9)	—	(28.0)
Investments in subsidiaries	—	(42.0)	—	42.0	—
Dispositions of businesses and other	14.3	—	3.5	—	17.8

Net cash provided (used) by investing activities	14.1	(56.9)	(9.4)	42.0	(10.2)

Repayment of long-term debt	(40.0)	—	—	—	(40.0)
Net decrease in short-term borrowings	—	—	(22.5)	—	(22.5)
Common stock issued	6.1	(3.8)	11.3	(7.5)	6.1
Cash dividends	(3.1)	—	—	—	(3.1)
Other	(11.6)	2.6	(7.3)	20.0	3.7

Net cash (used) provided by financing activities	(48.6)	(1.2)	(18.5)	12.5	(55.8)

Net cash provided (used) by discontinued operations	—	0.1	(0.5)	—	(0.4)

Net (decrease) increase in cash and cash equivalents	(0.8)	1.9	0.8	—	1.9

Cash and cash equivalents at beginning of year	7.5	0.1	21.1	—	28.7

Cash and cash equivalents at end of year	$6.7	$2.0	$21.9	$—	$30.6

Condensed Consolidating Statements of Cash Flows

Six Months Ended September 29, 2002

(Unaudited, in millions)

	Precision		Non-
	Castparts	Guarantor	Guarantor
	Corp.	Subsidiaries	Subsidiaries	Eliminations	Total
Net cash provided (used) by operating activities	$70.3	$80.1	$9.3	$(73.4)	$86.3

Acquisitions of businesses	—	—	—	—	—
Capital expenditures	—	(22.1)	(12.4)	—	(34.5)
Investments in subsidiaries	(2.1)	(55.9)	—	58.0	—
Dispositions of businesses and other	—	—	3.5	—	3.5

Net cash (used) provided by investing activities	(2.1)	(78.0)	(8.9)	58.0	(31.0)

Repayment of long-term debt	(60.0)	—	(0.3)	—	(60.3)
Net increase in short-term borrowings	—	—	1.0	—	1.0
Common stock issued	5.6	(0.8)	2.9	(2.1)	5.6
Cash dividends	(3.1)	—	(6.9)	6.9	(3.1)
Other	(11.4)	0.1	(2.9)	12.9	(1.3)

Net cash (used) provided
by financing activities	(68.9)	(0.7)	(6.2)	17.7	(58.1)

Net cash provided (used) by discontinued operations	—	0.5	(0.6)	—	(0.1)

Net (decrease) increase in cash and cash equivalents	(0.7)	1.9	(6.4)	2.3	(2.9)

Cash and cash equivalents at beginning of year	16.1	—	24.3	(2.3)	38.1

Cash and cash equivalents at end of year	$15.4	$1.9	$17.9	$—	$35.2